EXHIBIT 23.2
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[GRAPHIC OMMITTED]
                          KPGM LLP
 LOGO -- K P M G          CHARTERED ACCOUNTANTS         Telephone (403) 691-8000
                          2700 205 - 5th Avenue SW      Fax       (403) 691-8008
                          Calgary AB T2P 4B9            Internet     www.kpmg.ca

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of Advantage Oil & Gas Limited


We consent to the inclusion in this annual report on Form 40-F of:

     - our Report of Independent Registered Public Accounting Firm dated March 21, 2007 on the consolidated balance sheet of Advantage Energy Income Fund ("the Fund") as at December 31, 2006, and the
          consolidated statements of income and accumulated deficit and cash flows for the year then ended.

     - our Report of Independent Registered Public Accounting Firm dated March 21, 2007 on management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006 each of which is included in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2007.


/s/ KPMG LLP

Chartered Accountants
Calgary, Canada
March 28, 2008





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     KPMG LLP, a Canadian limited  liability  partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International, a Swiss cooperative. KPMG Canada provides services to KPMG LLP.
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